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                                                                     EXHIBIT 5.1



                     TROY & GOULD PROFESSIONAL CORPORATION
                       1801 Century Park East, 16th Floor
                         Los Angeles, California 90067


                                  July 5, 2001


Calavo Growers of California
Calavo Growers, Inc.
2530 Red Hill Avenue
Santa Ana, CA 92705

        Re:     Registration Statement on Form S-4 (Registration No. 333-59418)


Ladies and Gentlemen:

        We have acted as counsel to Calavo Growers of California, a nonprofit cooperative association organized under the California Food and Agricultural Code ("Calavo"), and Calavo Growers, Inc., a California corporation ("New Calavo"), in connection with (i) a Registration Statement on Form S-4, Registration No. 333-59418 (the "Registration Statement"), that was filed by
New Calavo on April 24, 2001 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) an Agreement and Plan of Merger and Reorganization dated as of February 20, 2001 (the "Merger Agreement") between Calavo and New Calavo. Among other things, the Registration Statement and the Merger Agreement contemplate the issuance by New Calavo of up to 10,000,000 shares (the "Shares") of its common stock, $0.001 par value per share, in exchange for the outstanding shares of the preferred stock and common stock of Calavo upon the merger of Calavo into New Calavo. As used in this opinion, the term Registration Statement includes all amendments to the Registration Statement that have been filed by New Calavo with the Commission on or before the date hereof. This opinion is being given to you pursuant to your request.

        As a basis for rendering our opinions expressed herein, we have reviewed originals or copies of originals, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement,
(iii) New Calavo's Articles of Incorporation and Bylaws, each as amended to date, (iv) resolutions of New Calavo's Board of Directors pertaining to the issuance of the Shares, the Registration Statement, the Merger Agreement and related matters, and (v) such other certificates of public officials, certificates of officers of Calavo and New Calavo and other documents as we have considered necessary or appropriate as a basis for rendering our opinions.

        As to questions of fact relevant to our opinions expressed herein, we have relied (without any independent investigation or inquiry by us) upon certificates and statements of Calavo, New Calavo, officers of Calavo and New Calavo, public officials and others. Furthermore, in order to render our opinions, we have made and relied upon such customary assumptions as we have deemed necessary or appropriate. Among other things and in addition to any other assumptions that are described in this opinion, we have made and are relying upon the following assumptions, all without any investigation or inquiry by us:
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Calavo Growers of California
Calavo Growers, Inc.
July 5, 2001
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        A. All signatures on documents reviewed by us are genuine; all documents submitted to us as originals are authentic; and all documents submitted to us as copies conform to the originals of such documents, and such originals are authentic.

        B. All factual representations and other statements regarding factual matters that are contained in the certificates of officers of Calavo and New Calavo that we have examined are true and correct, and all factual representations and other statements regarding factual matters by New Calavo or Calavo that are contained in the Registration Statement or the Merger Agreement are true and correct.

        We have made such investigations of law as we have deemed necessary or appropriate as a basis for rendering the opinions expressed herein, although we have not examined any laws other than the laws of the State of California. Accordingly, we express no opinion with respect to the laws of any other jurisdiction, and we assume no responsibility with respect to the application or effect of the laws of any other jurisdiction.

        This opinion is limited to the opinions expressly stated herein and does not include any implied opinions. The opinions expressed herein are rendered as of the date of this opinion. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including, without limitation, future changes in applicable law.

        Based upon and subject to all of the foregoing and any and all other qualifications, limitations and assumptions that are set forth below, we are of the opinion that the Shares, when issued and delivered in accordance with the terms and conditions of the Registration Statement and the Merger Agreement, will be validly issued, fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the proxy statement/prospectus that forms part of the Registration Statement. By giving you this opinion and consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,


                                      /s/ TROY & GOULD PROFESSIONAL CORPORATION

                                       Troy & Gould
                                       Professional Corporation